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                                   Exhibit 1.1

      FORM OF GREAT LAKES CAPITAL ACCEPTANCE, LLC SELECTED DEALER AGREEMENT

  1,000,000 UNITS OF 8.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED MEMBERSHIP
                                    INTERESTS

                               September __, 2003

Ladies/Gentlemen:

        Great Lakes Capital Acceptance, LLC is an Illinois limited liability company (the "Company") formed on March 22, 2000. The Company is governed by the Articles of Organization (the "Articles") and its Amended and Restated Operating Agreement (the "Operating Agreement") each in the form included as Exhibits to the Registration Statement described in Section 1(a) hereof (such Articles being hereinafter referred to as the "Organizational Documents"). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Registration Statement on Form SB-2.

        The Company is offering on a "best efforts" basis a minimum of 40,000 units ($1,000,000) and a maximum of 1,000,000 units ($25,000,000) of its 8.375%
Series A Cumulative Redeemable Preferred Membership Interests (the "Preferred Units") for a purchase price of $25.00 per Preferred Unit upon the terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof. The minimum initial investment is $2,500 (100 Units). The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of Subscription Agreement (the "Subscription Agreement") attached as Exhibit C to the Prospectus, will, upon acceptance of their subscriptions by and in the discretion of the Company, become preferred members of the Company (the "Preferred Members").

        1. REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees with you that:

        (a) REGISTRATION STATEMENT AND PROSPECTUS. A registration statement (File No. ___________) on Form SB-2 with respect to an aggregate of 1,000,000 Preferred Units, has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration

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Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.

        (b) COMPLIANCE WITH THE ACT. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof):

                (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

                (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) NO SUBSEQUENT MATERIAL EVENTS. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

                (i) incurred any material liabilities or obligations, direct or contingent; or

                (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

        (d) LIMITED LIABILITY COMPANY STATUS. The Company is a limited liability company duly formed and validly existing under the Illinois Limited Liability Company Act.

        (e) AUTHORIZATION OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors' rights generally or by equitable principles relating to the availability of remedies).

        The performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its assets; and no consent,

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approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Preferred Units or under the laws of states in which the Company may do business in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

        (f) PENDING ACTIONS. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the offering of the Preferred Units.

        (g) REQUIRED FILINGS. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement, which have not been so filed.

        (h) FEDERAL INCOME TAX LAWS. The Company has obtained an opinion of Sonnenschein Nath & Rosenthal, LLP stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the "U.S. Federal Income Tax Considerations" section of the Prospectus and that its prior, current and anticipated methods of operation (as described in the Prospectus and represented by management).

        (i) INDEPENDENT PUBLIC ACCOUNTANTS. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

        (j) ESCROW AGREEMENT. The Company has entered into an escrow agreement (the "Escrow Agreement") with U.S. Bank National Association, a national banking association (the "Escrow Agent"), in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the "Escrow Account"). During the period commencing with the Effective Date and ending on the Termination Date, the Company will deposit subscribers' funds in the Escrow Account as described in Section 2 below.

        (k) SALES LITERATURE. In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the offering of the Preferred Units. This material, prepared by the Company, would consist of a brochure describing the Company and the objectives of the Company. This material may also include a brochure, audio-visual materials and tape presentations highlighting and explaining various features of the Offering, and the Company's investments and business. These materials shall be hereinafter referred to collectively as the "sales literature." No person has been authorized to prepare for, or furnish to, a prospective investor, any sales literature other than: (i) that described herein; and (ii) so-called "tombstone" newspaper advertisements/solicitations

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of interest, limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies (including, without limitation, the NASD and any state securities regulator or commissioner). Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.

        Although it is believed that the information contained in the sales literature or sales material will not conflict with any of the information set forth in the Prospectus, the sales literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

        (l) AUTHORIZATION OF THE PREFERRED UNITS. The Company has an authorized and outstanding capitalization as set forth in the Prospectus. The sale of the Preferred Units has been duly and validly authorized by the Company, and when subscriptions for not less than the Preferred Units have been accepted by the Company as contemplated in the Prospectus and the Preferred Units have been issued to the respective subscribers, the Preferred Units will represent ownership in the Company and will conform to the description thereof contained in the Prospectus.

        2. OFFERING AND SALE OF THE PREFERRED UNITS. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as a selected dealer ("Selected Dealer") to solicit subscriptions for the Preferred Units at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as a Selected Dealer to procure subscribers for the Preferred Units, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). In the absence of such mutual agreement, the Company shall accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method.

        (a) SUBSCRIPTION AGREEMENTS AND SUBSCRIBERS' FUNDS. Each person desiring to purchase Preferred Units through you will be required to complete and execute the Subscription Agreement and to deliver such document to you, together with a check payable to the order of "U.S. Bank National Association - Great Lakes Acceptance Escrow Account # __" in the amount of $25.00 per Preferred Unit. You shall forward any such Subscription Agreement and check to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by you of the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement in order to determine whether it wishes to accept the proposed purchaser as a Preferred Member, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and check. The Company will

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promptly notify you of any rejection, and you shall send the check and the
Subscription Agreement to the Escrow Agent with directions to promptly return both the Subscription Agreement and check to the rejected subscriber.

        Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you of the responsibility of complying with the Rules of the NASD.

        (c) TERMINATION OF THE OFFERING. The Offering Period will terminate on a date on or before one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than two years from the date of the original Prospectus), subject in any event to the Company's right to terminate the Offering at any time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.

        (d)     SELECTED DEALER COMPENSATION.

                (i) The Company agrees to pay to you a selling commission of 4% of the sales price for each Preferred Unit sold from the 1,000,000 Preferred Units offered on a "best efforts" basis, as set forth in the Prospectus under the caption "Plan of Distribution." Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Preferred Units if the Company rejects a proposed subscriber's Subscription Agreement, which it may do for any reason or for no reason, as set forth in the form of Subscription Agreement or if the Company fails to sell at least 40,000 Preferred Units within one year of the Effective Date of the Prospectus. In addition, no selling commission shall be payable in connection with the sale of Preferred Units to employees and associates of the Company and its Affiliates, or the Selected Dealers.

                (ii) All selling commissions payable to you will be paid on a monthly basis, substantially concurrently with the acceptance of a subscriber by the Company and confirmation by the Escrow Agent that it holds cleared funds of the subscriber, in an amount equal to the selling commissions payable with respect to such Preferred Units; provided however, the Company reserves the right, at its sole discretion, to change the frequency of the payment of such commissions to a monthly basis; provided further that in no event will selling commissions be paid or payable prior to sale by the Company of not less than 40,000 Preferred Units ($1,000,000) and release of funds with respect thereto from escrow.

        3. COVENANTS OF THE COMPANY. The Company covenants and agrees with you as follows:

        (a) REGISTRATION STATEMENT. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a

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reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company's knowledge in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible:

                (i) any amendments to the Registration Statement or supplements to the Prospectus which may be required pursuant to the undertakings in the Registration Statement; and

                (ii) upon your reasonable request any amendments to the Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Preferred Units during the Offering Period.

        (b) SEC ORDERS. As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance or any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

        (c) BLUE SKY QUALIFICATIONS. The Company will use its best efforts to qualify the Preferred Units for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions and will promptly advise you as soon as the Company obtains knowledge thereof to the effect that the Preferred Units are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

        (d) AMENDMENTS AND SUPPLEMENTS. If at any time when a Prospectus relating to the Preferred Units is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at

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any time to amend the Registration Statement or supplement the Prospectus relating to the Preferred Units to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

        (e) COPIES OF REGISTRATION STATEMENT. The Company will furnish you copies of the Registration Statement (only one of which need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

        (f) QUALIFICATION TO TRANSACT BUSINESS. The Company will take all steps necessary to ensure that at all times the Company will be validly existing as an Illinois limited liability company and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

        (g) AUTHORITY TO PERFORM AGREEMENTS. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of the transactions contemplated hereby and thereby respectively, or the conducting by the Company of the business described in the Prospectus.

        (h) COPIES OF REPORTS. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following:

                (i) a copy of each report or general communication (whether financial or otherwise) sent to the Preferred members;

                (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and

                (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company.

        (i) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Preferred Units as stated in the Prospectus or, if less than 40,000 Preferred Units are sold within one year from the effective date of the Prospectus, the Company shall promptly return all proceeds from the sale of the Preferred Units, as stated in the Prospectus, with interest, to the subscribers, each subscriber sharing in the return in the ratio that the number of the Preferred Units subscribed by such subscriber bears to the total number of the Preferred Units subscribed by all subscribers.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELECTED DEALER. You represent, warrant, covenant and agree with the Company as follows:

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        (a)     NASD MEMBER. Selected Dealer is registered as a broker-dealer with the Commission and is a member of the NASD, and is in good standing with the Commission and the NASD.

        (b) LICENSES. Selected Dealer and each of its employees and representatives who shall perform any of the services required hereunder to be performed by Selected Dealer shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services contemplated by this Agreement, and Selected Dealer is a registered selling Selected Dealer in the jurisdictions in which the Shares are to be offered for sale and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares.

        (c) ACTIONS OR PEOCEEDINGS. There is not now pending nor, to Selected Dealer's knowledge, threatened against Selected Dealer any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Selected Dealer's activities as a broker-dealer.

        (d) COMPLIANCE WITH LAWS. With respect to your participation in the offer and sale of the Preferred Units in the offering, you agree to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750 therein. In particular, you agree to handle any fund you receive for the purchase of Preferred Units in accordance with Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended. You also agree not to deliver the sales literature (as defined above) to any person prior to the Effective Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide to any prospective investor copies of any prescribed document that is part of the Registration Statement.

        (e) NO ADDITIONAL INFORMATION. In offering the Preferred Units for sale, you shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

        (c) SALES OF PREFERRED UNITS. You shall solicit purchases of the Preferred Units only in the jurisdictions in which you are legally qualified to so act and in which the Company has advised you that such solicitations can be made.

        (f) SUBSCRIPTION AGREEMENT. You will submit subscriptions to the Company only on the form that is included as Exhibit C to the Prospectus. You understand and acknowledge that the Subscription Agreement must be executed and initialed by the subscriber as described in the instructions that accompany the Subscription Agreement.

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        (g)     SUITABILITY. In offering the Preferred Units to any person, you shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that:

                (i) such person has the capability of understanding the fundamental aspects of the Company;

                (ii) such person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the lack of liquidity of this investment; and (C) the tax consequences of the investment; and

                (iii) such person has the financial capability to invest in the Company and you shall maintain records disclosing the basis upon which you determined the suitability of any persons offered Preferred Units. Notwithstanding the foregoing, you shall have reasonable grounds to believe that such person has either: (a) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishing and automobiles) of $45,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $150,000.

        Suitability standards are higher in certain states as set forth in the Subscription Agreement and in Exhibit B to the Prospectus. You shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Preferred Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

        (g) DUE DILIGENCE. Prior to offering the Preferred Units for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Preferred Units. In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon request, additional information on material facts.

        Prior to the sale of the Preferred Units, you shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Preferred Units during the term of the investment.

        5. EXPENSES. The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

        (a)     the Commission's registration fee;

        (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of

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furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;

        (c) fees and expenses of its and your accountants and counsel in connection with the Offering contemplated by this Agreement;

        (d) fees and expenses incurred in connection with any required filing with the NASD;

        (e) all of your expenses in connection with the Offering, subject to the limitation that in no event will the total of such expenses and the selling commissions paid to you exceed _% of the gross proceeds of the Offering; and

        (f) expenses of qualifying the Preferred Units for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

        6. CONDITIONS OF OBLIGATIONS. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

        (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

        (b) ACCURACY OF REGISTRATION STATEMENT. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        7.      INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless you, and each person, if any, who controls you within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.

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        The Company shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any liability suffered by the Company unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) such liability or loss was not the result of gross negligence or willful misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Preferred members.

        In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall have been notified in writing (in the manner provided in Section 10 hereof) of the nature of the claim within a reasonable time after the assertion thereof; but the failure to so notify the Company shall not relieve the Company from any liability which the Company would have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Company elects to assume said defense, counsel chosen by it and reasonably satisfactory to the Indemnified Parties shall conduct such defense.

        In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Company shall not be liable under this
Section 7 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company.

        The Company may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.

        Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any

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loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf for use in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit from whom the person asserting any loss, liability, claim, damage or expense purchased the Preferred Units which are the subject thereof (or to the benefit of any person who controls you), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to you prior to such acceptance. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

        (b) The indemnification and agreement to hold harmless provided in subparagraph (a) of this Section 7 is further limited to the extent that no such indemnification by the Company of you shall be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations.

        (c) You agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you, but only with reference to statements or omissions based upon the information relating to you furnished in writing by you or on your behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) for any violation by you in the sale of the Preferred Units of any applicable state or federal law or any rule, regulation or instruction there under, provided that such violation is not committed in reliance on any violation by the Company of such law, rule, regulation or instruction. You further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Preferred Units through your efforts which is effected other than in accordance with the Blue Sky Survey supplied to you by the Company (a "Non-Permitted Sale"), whether such Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you are not registered to sell the Preferred Units or which results in a sale in a jurisdiction in excess of the number of Preferred Units permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability that you may otherwise have.

        (d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you may participate in the defense, or assure the defense, of any such suit so sought under Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under
Section 7(a) hereof.

        8. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

        In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof, which shall survive such termination.

        9. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

        10. NOTICES. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered by facsimile and confirmed in writing to Company, 27 East Monroe, Suite 700, Chicago, Illinois 60611 (Attention: George Luburich II).

        11. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Preferred Units as such.

        12. APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

        13. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective at 5:00 p.m., Chicago, Illinois time, on the Effective Date, or at such earlier or later time as you and the Company agree.

        14. NO PARTNERSHIP. Nothing contained herein shall constitute you and the Company an association, partnership, limited liability company, unincorporated business or other separate entity.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

Great Lakes Capital Acceptance, LLC, an Illinois limited liability company

By:
Title:

Accepted as of the date first above written:

By:
Title: